UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        OCTOBER 15, 2002


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                       0-25121         41-1597886
(State of Incorporation)            (Commission File     (IRS Employer
                                            Number)          Identification No.)


         6105 TRENTON LANE NORTH
         MINNEAPOLIS, MINNESOTA                           55442
         (Address of principal                         (Zip Code)
             executive offices)


Registrant's telephone number, including area code: (763) 551-7000

Item 9.  Regulation FD Disclosure.


         On October 15, 2002, the registrant issued a press release, as follows:



FOR IMMEDIATE RELEASE                Contact:   Mark Kimball (763) 551-7070
                                                Select Comfort Corporation
                                                mark.kimball@selectcomfort.com

                      SELECT COMFORT CORPORATION ANNOUNCES
                      FIFTH CONSECUTIVE PROFITABLE QUARTER

  COMPANY SEES MOMENTUM, OFFERS POSITIVE GUIDANCE FOR FOURTH QUARTER AND 2003;
         Q3 NET SALES UP 33 PERCENT, PRO FORMA NET INCOME $3.5 MILLION,
                           10 CENTS PER DILUTED SHARE

    MINNEAPOLIS, MINN.(October 15, 2002)- Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced results for the third quarter ended September 28, 2002. The company reported its fifth consecutive quarterly profit with pro forma (after tax) net income of $3.5 million, or $0.10 per fully diluted share, compared with net income of $0.01 per share in third quarter 2001. Third quarter 2002 net sales were $85.1 million, 33 percent higher than third quarter 2001.

    With Select Comfort's return to profitability and its demonstrated ability to sustain profitable operations, the company is recording a one-time $17.9 million non-operating and non-cash addition to third quarter earnings due to the expected realization of deferred tax benefits. A full explanation of this tax reconciliation can be found at the end of this release.

A comparison of key operating results for the third quarters and first nine months of 2002 and 2001 are as follows (in millions, except per-share amounts):

                                                    Q3        |    Nine Months
                                                    --        |    -----------
                                              2002     2001   |   2002      2001
                                              ----     ----   |  -----     ----
                                                              |
  Net sales                                  $ 85.1    $64.1  |  $243.5  $192.3
  Operating income                           $  5.8    $ 0.6  |  $ 12.2  $(12.3)
  Pro forma after tax net income             $  3.5    $ 0.2  |  $  6.9  $(13.1)
  Pro forma after tax earnings per diluted                    |
  share                                      $ 0.10    $0.01  |  $ 0.22  $(0.72)
  Reported net income                        $ 23.6    $ 0.2  |  $ 29.4  $(13.1)
  Reported earnings per diluted share        $ 0.69    $0.01  |  $ 0.88  $(0.72)
  Comparable store sales                     +   32%   -  7%  |  +  23%  -   6%

Pro forma net income reconciliation can be found at the end of this release.

    "Select Comfort set new records for volume and profit in the third quarter, extending our 2002 trend of increasing year-over-year sales more than 20 percent each quarter and achieving our fifth consecutive quarter of profit," said Bill McLaughlin, president and chief executive officer. "We continue to see momentum building as more consumers learn of our brand and visit our stores to find their Sleep Number(R). Our focus on refining all strategic areas of our operations has driven outstanding third quarter results and will provide us continued momentum for profitable growth in the fourth quarter, in 2003 and beyond."

The company's third quarter highlights included:
------------------------------------------------

o  INCREASED BRAND AND PRODUCT AWARENESS
   - Increased national and local media spending by 55 percent compared to third quarter 2001.
   - Extended incremental local Sleep Number(R) advertising campaign to San Francisco and Sacramento, and further strengthened local advertising in Phoenix.

o  EXPANDED DISTRIBUTION
   - Achieved double-digit sales growth across all channels:
                                                     3rd Quarter
                                                     -----------
                                   % of Total Sales               2002 vs. 2001
                                   ----------------               -------------
     Retail Sales                         78%                         +32%
     Direct Marketing                     14%                         +23%
     E-Commerce                            5%                         +58%
     Wholesale and QVC                     3%                         +71%

   - Opened four new Select Comfort stores.
   - Expanded retail partner effort, offering Sleep Number(R) beds at 13 Sleep America stores in Arizona.

o  ACCELERATED PRODUCT INNOVATION
   - Extended to all Sleep Number(R) bed models the new Expanded Queen size, which offers 10 percent more sleep surface than a traditional queen size bed.
   - Introduced proprietary foundation legs, eliminating the need for a metal bed frame.
   - Expanded sales of the company's adjustable foundation to four additional markets.

  - Expanded home delivery to 23 additional markets across the U.S., now covering 80 percent of Select Comfort's stores.

o  STRENGTHENED FINANCIAL POSITION

   - Strengthened overall cash position to $40 million in cash/marketable securities.
   - Achieved third quarter operating margin of 6.9 percent.

Outlook for fourth quarter and 2003
-----------------------------------
   Select Comfort's goal is to sustain annual sales growth rates in excess of 15 percent and earnings growth rates more than two times that rate, reported McLaughlin. "To achieve this, we will remain focused on our five core strategies, advancing each of them in 2003 to entrench our market position and to reinforce our advantage," he said.
These strategies include:
1) Building national brand and product awareness through aggressive advertising and marketing programs;
2) Expanding distribution designed to leverage advertising expenditures;
3) Strengthening the company's leadership position in product innovation and quality;
4) Building financial strength and leveraging the companys advantaged economic model; and
5) Further developing organization capability and expertise of employees.

INCREASE BRAND AND PRODUCT AWARENESS
   Select Comfort's national, unaided brand awareness is still in single digits, representing significant opportunity for growth in the $8 billion mattress industry, according to Noel Schenker, senior vice president of marketing and new business development. To capitalize on the opportunity, the company plans to broaden advertising and marketing programs to include:
o  Increasing national television advertising in the fourth quarter and in 2003.
o Expanding local Sleep Number(R)advertising campaign from 16 markets to 20 markets in 2003.

   "We continue to be motivated by the success of the Sleep Number(R) advertising campaign in building awareness for our products and in driving consumer sales," said Schenker. "In the coming months, we will begin airing the next phase of our award-winning Sleep Number(R) retail campaign, and we plan to continue to efficiently increase our national and local television spending."

EXPAND DISTRIBUTION
   Expanding distribution has been a key strategy for Select Comfort. There are still major markets where the company is under-stored, reported McLaughlin. The company plans to increase its retail presence and further leverage advertising in these markets by:
o Opening eight new stores in fourth quarter and 20 to 30 new stores in 2003, while remodeling approximately 100 old stores to make the Sleep Number(R) concept come alive at the point of sale.
o Selectively investigating opportunities to partner with other retailers in key markets.
o  Continuing the company's successful partnership with QVC.

ACCELERATE PRODUCT INNOVATION
   Select Comfort has long been an innovator in the bedding industry, according to Schenker. To build on the company's product leadership position and differentiation, Select Comfort has several advancements planned for the fourth quarter and 2003:
o Launching in October the redesigned Sleep Number(R) 7000 - the company's highest-end model - with several proprietary improvements designed to maximize comfort and support.
o Expanding accessory sales with this fall's introduction of the Personalized Warmth Collection(TM) of dual-weight comforters, blankets and mattress pads.
o Expanding distribution of the company's adjustable foundation nationally in 2003.
o  Introducing new Sleep Number(R) bed models in 2003.

STRENGTHEN FINANCIAL POSITION
   Having achieved five consecutive quarters of profitability, Select Comfort is now focused on further strengthening its balance sheet by leveraging fixed operating costs and improving operating margins in 2003, according to McLaughlin. "We plan to continue into the future the disciplined growth and cost strategies that we implemented during our turnaround last year," he said.

GUIDANCE
   As a result of recent sales trends, operating results and future expectations, the company is updating its guidance for fourth quarter 2002 and issuing guidance for 2003. Assuming continued performance of advertising and growth programs, no significant changes to the U.S. economic recovery or mattress industry growth rates, or competitive reaction to the company's recent success, estimated performance ranges for fourth quarter, 2002 and 2003 are expected to be:

                                                  4th Quarter                     2002              2003 (2)
                                                  -----------                     ----              --------

Net sales (millions)                               $83 -- $86             $326 -- $329          $375 -- $390
Reported earnings per diluted share            $0.17 -- $0.20       $1.05 -- $1.09 (1)        $0.44 -- $0.48
Pro forma after tax
   earnings per diluted share                  $0.10 -- $0.12           $0.32 -- $0.34        $0.44 -- $0.48

Stores open at end of period                              327                      327            345 -- 350

Estimated fully diluted shares
(millions)                                               35.5                     34.2                  36.0

(1)      2002 reported earnings include one-time, non-operating, non-cash tax benefits.
(2)       53 week retail calendar year


   Select Comfort will hold a conference call to discuss its third quarter results on Tuesday, October 15, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of WWW.SELECTCOMFORT.COM. A digital replay of the conference call will be accessible beginning at approximately 1:00 p.m. Central Time on Tuesday, October 15, through 5:00 p.m. Central Time on October 22, 2002. To access the replay, please call 800-642-1687 from anywhere in the U. S. International callers may dial 706-645-9291. The passcode for the replay is 5867600. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on October 15 at WWW.SELECTCOMFORT.COM.

     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer (3), holding 27 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 323 retail stores located nationwide, including leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.
                                       ###

   Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence and spending, effectiveness of our advertising and promotional efforts, advertising rates, acceptance of our products and sleep technology, industry competition, our dependence on significant and sole-source suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, governmental regulation, including anticipated future regulation of direct marketing telephone solicitations and bedding flammability standards, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company urges investors not to place undue reliance upon forward-looking statements, which speak only as of the date they are made, and the company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(3) Top 25 Bedding Retailers, Furniture Today, August 12, 2002


                                                      SELECT COMFORT CORPORATION
                                                           AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                              (UNAUDITED)


                                                             THREE MONTHS ENDED                      NINE MONTHS ENDED
                                               ----------------------------------------  -----------------------------------------
                                                 SEPTEMBER 28,          SEPTEMBER 29,       SEPTEMBER 28,          SEPTEMBER 29,
                                                      2002                   2001                2002                   2001
                                               --------------------  ------------------  ---------------------  ------------------
Net sales                                          $ 85,056               $ 64,148           $ 243,532              $ 192,346
Cost of sales                                        25,539                 21,192              76,610                 67,231
                                              ---------------------  ------------------  ---------------------  ------------------
   Gross margin                                      59,517                 42,956                166,922                125,115
                                              ---------------------  ------------------  ---------------------  -------------------
Operating expenses:
   Sales and marketing                               44,575                 37,048                130,183                118,616
   General and administrative                         9,085                  5,285                 24,320                 18,252
   Store closings and asset impairments                  24                     20                    233                    508

                                              ---------------------  ------------------  ---------------------  -------------------
        Total operating expenses                     53,684                 42,353                154,736                137,376
                                              ---------------------  ------------------  ---------------------  -------------------
Operating income (loss)                               5,833                    603                 12,186                (12,261)
                                              ---------------------  ------------------  ---------------------  -------------------
Other income (expense):
   Interest income                                      303                     59                    407                    174
   Interest expense                                    (278)                  (422)                (1,401)                  (774)
   Other, net                                          (145)                   (13)                   (20)                  (155)
                                             ----------------------  ------------------  ---------------------  --------------------
        Other income (expense), net                    (120)                  (376)                (1,014)                  (755)
                                             ----------------------  ------------------  ---------------------  --------------------
Income (loss) before income taxes                     5,713                    227                 11,172                (13,016)
Income tax (benefit) expense                        (17,891)                     -                (18,239)                   115
                                             ----------------------  ------------------  ---------------------  --------------------
Net income (loss)                                  $ 23,604              $     227             $   29,411             $  (13,131)
                                             ======================  ==================  =====================  ====================

Net income (loss) per share - basic              $     0.80              $    0.01           $       1.30           $      (0.72)
                                             ======================  ==================  =====================  ====================
Weighted average shares - basic                      29,634                 18,179                 22,570                 18,118
                                             ======================  ==================  =====================  ====================

Net income (loss) per share - diluted            $     0.69              $    0.01           $       0.88           $      (0.72)
                                             ======================  ==================  =====================  ====================
Weighted average shares - diluted                    34,203                 18,953                 33,941                 18,118
                                             ======================  ==================  =====================  ====================

Reconciliation of EPS Information:
Net income (loss)                                  $ 23,604              $     227             $   29,411             $  (13,131)
Add:  Interest expense on convertible debt                -                      -                    563                      -
                                             ----------------------  ------------------  ---------------------  --------------------
Net income (loss) attributable to common
    shareholders                                   $ 23,604              $     227             $   29,974             $  (13,131)
                                             ======================  ==================  =====================  ====================

Weighted average shares outstanding                  29,634                 18,179                 22,570                 18,118
Effect of dilutive securities:
    Options                                           1,743                    277                  1,654                      -
    Warrants                                          2,826                    497                  2,765                      -
    Convertible debt                                      -                      -                  6,952                      -
                                              ---------------------  ------------------  ---------------------  --------------------
Dilutive weighted average shares outstanding
                                                     34,203                 18,953                 33,941                 18,118
                                              =====================  ==================  =====================  ====================


                                                      SELECT COMFORT CORPORATION
                                                           AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEETS
                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                         (UNAUDITED)
                                                                                        SEPTEMBER 28,           DECEMBER 29,
                                                                                             2002                   2001
                                                                                     ---------------------  ---------------------
                                       ASSETS
 Current assets:
    Cash and cash equivalents                                                                $  24,400                $ 16,375
    Marketable securities                                                                       15,558                       -
    Accounts receivable, net of allowance for doubtful accounts of $339 and
      $311, respectively                                                                         2,763                   2,623
    Inventories                                                                                  9,163                   8,086
    Prepaid expenses                                                                             4,737                   3,588
    Deferred tax assets                                                                          5,701                       -
                                                                                     ---------------------  ----------------------
         Total current assets                                                                   62,322                  30,672
 Property and equipment, net                                                                    29,094                  30,882
 Deferred tax assets                                                                            11,825                       -
 Other assets                                                                                    3,674                   5,882
                                                                                     ---------------------  ----------------------
         Total assets                                                                        $ 106,915                $ 67,436
                                                                                     =====================  ======================

                        LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
    Current maturities of long-term debt                                                 $          11                  $   28
    Accounts payable                                                                            19,905                  15,216
     Accruals:
       Sales returns                                                                             3,538                   3,624
       Compensation and benefits                                                                10,953                   7,179
       Taxes and withholding                                                                     2,623                   3,032
       Consumer prepayments                                                                      3,833                 1,263
       Other                                                                                     4,568                   4,069
                                                                                     ---------------------  ----------------------
         Total current liabilities                                                              45,431                  34,411
 Long-term debt, less current maturities                                                         7,385                  17,109
 Accrued warranty costs                                                                          3,998                   5,030
 Other liabilities                                                                               3,999                   4,114
                                                                                     ---------------------  ----------------------
         Total liabilities                                                                      60,813                  60,664
                                                                                     ---------------------  ----------------------
 Shareholders' equity:
    Undesignated preferred stock; 5,000,000 shares authorized, no shares issued and
       outstanding                                                                                   -                       -
    Common stock, $.01 par value; 95,000,000 shares authorized, 29,664,326 and
       18,302,307 shares issued and outstanding, respectively
                                                                                                   297                     183
    Additional paid-in capital                                                                  91,492                  81,687
    Accumulated deficit                                                                        (45,687)                (75,098)
                                                                                     ---------------------  ----------------------
         Total shareholders' equity                                                             46,102                   6,772
                                                                                     ---------------------  ----------------------
         Total liabilities and shareholders' equity                                          $ 106,915                $ 67,436
                                                                                     =====================  ======================




                                                      SELECT COMFORT CORPORATION
                                                           AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (IN THOUSANDS)
                                                              (UNAUDITED)

                                                                                             NINE MONTHS ENDED
                                                                                ---------------------------------------------
                                                                                    SEPTEMBER 28,          SEPTEMBER 29,
                                                                                        2002                    2001
                                                                                ----------------------  ---------------------
Cash flows from operating activities:
   Net income (loss)                                                                     $  29,411              $ (13,131)
   Adjustments to reconcile net income (loss) to net cash provided by
      (used in) operating activities:
      Depreciation and amortization                                                          7,220                  7,522
      Loss on disposal of assets and impaired assets                                           249                    539
      Deferred tax assets                                                                  (17,526)                     -
      Change in operating assets and liabilities:
        Accounts receivable, net                                                              (140)                 2,104
        Inventories                                                                         (1,077)                 3,468
        Prepaid expenses                                                                    (1,149)                   412
        Other assets                                                                         1,503                 (1,096)
        Accounts payable                                                                     4,689                  1,362
        Accrued sales returns                                                                  (86)                (1,795)
        Accrued compensation and benefits                                                    3,774                    (78)
        Accrued taxes and withholding                                                         (409)                  (114)
        Accrued consumer prepayments                                                         2,570                   (531)
        Other accrued liabilities                                                              756                    167
        Accrued warranty costs                                                              (1,289)                  (616)
        Other liabilities                                                                     (115)                   400
                                                                                ----------------------  ---------------------
           Net cash provided by (used in) operating activities                              28,381                 (1,387)
                                                                                ----------------------  ---------------------
Cash flows from investing activities:
   Purchases of property and equipment                                                      (5,203)                (3,918)
   (Investment in) sales of marketable securities                                          (15,558)                 3,950
                                                                                ----------------------  ---------------------
           Net cash (used in) provided by investing activities                             (20,761)                    32
                                                                                ----------------------  ---------------------
Cash flows from financing activities:
   Principal payments on debt                                                                  (22)                   (29)
   Proceeds from issuance of common stock                                                      427                    281
   Net proceeds from issuance of long-term debt                                                  -                 15,040
                                                                                ----------------------  ---------------------
           Net cash provided by financing activities                                           405                 15,292
                                                                                ----------------------  ---------------------

Increase in cash and cash equivalents                                                        8,025                 13,937
Cash and cash equivalents, at beginning of period                                           16,375                  1,498
                                                                                ----------------------  ---------------------
Cash and cash equivalents, at end of period                                               $ 24,400             $   15,435
                                                                                ======================  =====================



SELECT COMFORT PRO FORMA NET INCOME RECONCILIATION
Pro forma net income reflects the company's net income for the quarter before a one-time, non-operating, non-cash addition to earnings of $17.9 million which reflects the expected tax benefits from net operating loss carryforwards and other deferred tax assets and adjusted for estimated income taxes utilizing an effective tax rate of 38 percent.


RECONCILIATION OF PRO FORMA NET INCOME TO NET INCOME UNDER GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES (GAAP):
                                                                        PRO FORMA                  GAAP
                                                                   THREE MONTHS ENDED       THREE MONTHS ENDED
                                                                    SEPT. 28, 2002            SEPT. 28, 2002
                                                                    --------------            --------------

Income before income taxes                                                $     5,713                 $     5,713

Pro forma income taxes at  38%                                                 (2,171)                          -
Restoration of deferred tax assets-income tax benefit                                -                     17,891
                                                                -----------------------   ------------------------
Net income                                                                $     3,542                 $    23,604
                                                                -----------------------   ------------------------


                                                                        PRO FORMA                  GAAP
                                                                           YTD                      YTD
                                                                    SEPT. 28, 2002            SEPT. 28, 2002
                                                                    --------------            --------------

Income before income taxes                                                $    11,172                $     11,172

Pro forma income taxes at  38%                                                 (4,245)                          -
Restoration of deferred tax assets-income tax benefit                                -                     18,239
                                                                -----------------------   ------------------------
Net income                                                                $     6,927                 $    29,411
                                                                =======================   ========================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SELECT COMFORT CORPORATION
                                              (Registrant)


Dated:  October 15, 2002                   By:/s/Mark A. Kimball
                                             -----------------------------------

                                           Title: Senior Vice President
                                          --------------------------------------